UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 21, 2003

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On November 21, 2003 YUM! Brands, Inc. issued a press release announcing that its Board of Directors has authorized the repurchase of up to an additional $300 million of the company’s outstanding common stock over a period of up to eighteen months.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated November 21, 2003 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: November 21, 2003	/s/ Matthew M. Preston Vice President and Associate General Counsel

YUM! BRANDS BOARD APPROVES ADDITIONAL $300MM SHARE
REPURCHASE AUTHORIZATION

LOUISVILLE, KY (November 21, 2003) - Yum! Brands, Inc. (NYSE:YUM) announced today that its Board of Directors has authorized the repurchase of up to an additional $300 million of the company’s outstanding common stock over a period of up to eighteen months. In November 2002, the Board authorized the repurchase of up to $300 million, which is expected to be completed by the end of 2003.

David C. Novak, Chairman and CEO said: “The Board’s action reflects its belief that the company’s shares are undervalued and represent an outstanding long-term investment opportunity given the performance of our business portfolio, unique international growth prospects, and development of Multibrand innovation in the U.S.”

“We have the cash flow to reinvest in our businesses, invest in key growth opportunities, exceed our debt repayment targets, and invest in our own stock. All of these actions are consistent with our objective to continue to enhance value for our shareholders and build a stronger balance sheet every year,” Novak added.

Repurchases of common stock may be made from time to time in open market and/or privately negotiated transactions, and will be subject to market conditions and other factors. Since Yum! Brands began its share repurchase program in 1999, the company has purchased 39.38 million shares for $876 million at an average price of $22.24.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy of the countries in which we operate; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands financial and other results are included in the company’s Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units with more than 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,000 multibrand restaurants. Outside the United States in 2002, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands, Inc., from Tricon Global Restaurants, Inc., to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange. In 2003 the company was recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”